Exhibit 99.2

March 16, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4.01 of Amendment No. 1 to Form 8-K dated the date hereof, of Chindex International Inc. and are in agreement with statements contained in the second, third and fourth paragraphs therein and the statements attributable to Ernst & Young LLP in Exhibit 99.1 thereto. We have no basis to agree or disagree with other statements of the registrant contained therein.

Regarding the registrant's statement concerning the material weakness in internal control relating to the preparation of financial statements included in
Exhibit 99.1, we considered such matter in determining the nature, timing and extent of procedures performed in our audit of the registrant's March 31, 2004 financial statements.

                           /s/ Ernst & Young LLP